UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009

Date of Report (Date of earliest event reported)

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10700 Bren Road West

Minnetonka, Minnesota 55343

(Address of principal executive offices) (Zip Code)

Telephone: (952) 930-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2009, American Medical Systems Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into an indenture (the “Indenture”) with U.S. Bank National Association governing the Company’s 4.00% Convertible Senior Subordinated Notes due 2041 (the “2041 Notes”). The 2041 Notes were issued on September 21, 2009 pursuant to an effective registration statement (Registration No. 333-161349) in connection with the completion of the Company’s offer to exchange (the “Exchange Offer”) the 2041 Notes for up to $250 million, and no less than $100 million, of its outstanding 3.25% Convertible Senior Subordinated Notes due 2036 (the “2036 Notes”). In connection with the completion of the Exchange Offer, the Company issued $250 million aggregate principal amount of the 2041 Notes for an equal amount of validly tendered 2036 Notes.

The 2041 Notes bear interest at 4.00 percent per annum, payable semiannually in arrears in cash on March 15 and September 15 of each year, commencing on March 15, 2010. The 2041 Notes mature on September 15, 2041, unless earlier repurchased, redeemed or converted. The 2041 Notes will be the Company’s direct, unsecured, senior subordinated obligations. The 2041 Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis (as defined in the Indenture, the “Subsidiary Guarantees”) by certain of the Company’s subsidiaries (as defined in the Indenture, the “Subsidiary Guarantors”).

The 2041 Notes are subordinated to the Company’s senior debt (as defined in the Indenture, the “Senior Debt”) and are effectively subordinated to any other existing or future secured indebtedness of the Company or any of its subsidiaries. The 2041 Notes are also structurally subordinated to any debt or other liabilities, including trade payables, of its subsidiaries that do not guarantee the notes. The Subsidiary Guarantees are subordinated in right of payment to the guaranteed obligations of its significant domestic subsidiaries pursuant to the Senior Debt.

In addition to regular interest on the 2041 Notes, the Company will also pay contingent interest during any six-month semiannual interest period beginning with the interest period commencing on September 15, 2016, if the average market price of the 2041 Notes for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 130% of the principal amount of the 2041 Notes. The contingent interest will be payable in cash at a rate per annum equal to 0.75 percent of such average trading price.

Holders of the 2041 Notes may convert their 2041 Notes based on a conversion rate of 51.5318 shares of the Company’s common stock per $1,000 principal amount of 2041 Notes (which is equal to an initial conversion price of $19.4055 per share), subject to adjustment, only under the following circumstances: (1) if, during any fiscal quarter commencing after January 2, 2010, the volume weighted average price of its common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price; (2) if, during any five trading day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of 2041 Notes for each day of that period was less than 98% of the product of the closing price of its common stock for each day in that period and the applicable conversion rate per $1,000 principal amount of 2041 Notes; (3) if the 2041 Notes are called for redemption and the redemption has not yet occurred; (4) if specified distributions and certain merger transactions, as defined in the Indenture, occur; (5) if a fundamental change or make-whole fundamental change, as defined in the Indenture, occurs; or (6) at any time 60 days prior to, but excluding, September 15, 2016 or September 15, 2041. Upon conversion, for each $1,000 principal amount of 2041 Notes a holder will receive a “settlement amount” equal to the sum of the daily settlement amounts for each of the twenty (20) trading days during the relevant observation period. For each such trading day, the daily settlement amount will consist of (x) cash equal to the lesser of (i) $50 and (ii) the daily conversion value, determined in the manner set forth in the Indenture based on the applicable conversion rate and the volume-weighted average price of the Company’s common stock and (y) if the daily conversion value exceeds $50, a number of shares of its common stock equal to the quotient of (i) the amount by which the daily conversion value exceeds $50 and (ii) the volume-weighted average price of its common stock. If a holder elects to convert its 2041 Notes in connection with a make-whole fundamental change prior to September 15, 2016, the Company will pay, to the extent described in the Indenture, a make-whole premium by increasing the conversion rate applicable to such 2041 Notes. Certain of the conversion rights described above will be subject to certain limitations imposed by the Senior Debt.

The Company has the right to redeem for cash all or a portion of the 2041 Notes on or after September 15, 2016, if the last reported sale price of its common stock has been at least 130% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period. The redemption price will equal the principal amount of the redeemed 2041 Notes plus accrued and unpaid interest to, but excluding, the applicable redemption date. The Company also has the right to redeem all or a portion of the 2041 Notes for cash on or prior to September 17, 2010 if certain U.S. federal tax legislation, regulation or rules are enacted or issued. The redemption price will be 101.5% of the principal amount of 2041 Notes being redeemed plus (i) accrued and unpaid interest to, but excluding, the redemption date and (ii) if the conversion value of the 2041 Notes (as defined in the Indenture) being redeemed exceeds the initial conversion value (equal to $837.3918), 85% of the amount determined by subtracting the initial conversion value of such 2041 Notes from their conversion value.

Holders of the 2041 Notes may require the Company to purchase all or a portion of their 2041 Notes for cash on September 15, 2016 and upon the occurrence of a fundamental change at a purchase price equal to 100% of the principal amount of the 2041 Notes to be repurchased plus accrued and unpaid interest to, but excluding, the purchase date.

The Company may elect to pay additional interest (at a rate equal to 0.25% per annum for the first 90-day period and 0.50% per annum of the second 90-day period) for up to 180 days as the sole remedy for an event of default relating to certain reporting and filing obligations as described in the Indenture.

The following are events of default that could, subject to certain conditions provided in the Indenture, cause the unpaid principal amount of the 2041 Notes to become due and payable prior to the stated maturity date:

•

failure to pay the principal amount, redemption price, fundamental change repurchase price or repurchase price, on any of the 2041 Notes when due, whether or not prohibited by the subordination provisions of the Indenture;

•	failure to pay interest on the 2041 Notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Indenture;

•	failure to perform any covenant in the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture;

•

failure to comply with its obligation to convert the 2041 Notes into cash and, if applicable, common stock, upon exercise of a holder’s conversion right and such failure continues for a period of 10 calendar days;

•	failure to provide timely notice of a fundamental change, a make-whole fundamental change or certain corporate transactions;

•

a default by the Company or any of its significant domestic subsidiaries or the Subsidiary Guarantors on any indebtedness that results in the acceleration of indebtedness or constitutes the failure to repay the principal or interest of any such indebtedness at maturity, including any applicable grace period, in an amount in excess of $25 million, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the Indenture;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any of the Subsidiary Guarantors; or

•

any of the Subsidiary Guarantees ceases to be in full force and effect (other than in accordance with the terms of such 2041 Notes) or any of the Subsidiary Guarantors denies or disaffirms its obligations under the Subsidiary Guarantees.

The foregoing description of the Indenture and the 2041 Notes is a summary only and is qualified in its entirety by reference to the Indenture (including the form of 2041 Notes and the form of Subsidiary Guarantee included therein, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated September 21, 2009, between American Medical Systems Holdings, Inc., the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to American Medical Systems Holdings, Inc.’s 4.00% Senior Subordinated Notes due 2041.

4.2	Form of 4.00% Convertible Senior Subordinated Note due 2041 (included as part of Exhibit 4.1).

4.3	Form of Subsidiary Guarantee entered into by each of the Subsidiary Guarantors (included as part of Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated September 21, 2009, between American Medical Systems Holdings, Inc., the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to American Medical Systems Holdings, Inc.’s 4.00% Senior Subordinated Notes due 2041.

4.2	Form of 4.00% Convertible Senior Subordinated Note due 2041( included as part of Exhibit 4.1).

4.3	Form of Subsidiary Guarantee entered into by each of the Subsidiary Guarantors (included as part of Exhibit 4.1).